EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the use in Amendment No. 3 to Registration Statement No. 333-05877 of Integrated Living Communities, Inc. on Form S-1 of our report dated May 15, 1995, on the financial statements of F.I.C. Lakehouse Inc., Don Blivas, Janice Blivas, Fred Fiala, and John Rowe d/b/a Lakehouse East (a Partnership), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
- --------------------------
DELOITTE & TOUCHE LLP
Tampa, Florida

September 20, 1996